UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Carriage Services, Inc. (the “Company”) was held on May 23, 2012. As of the record date for the meeting, we had 18,255,147 shares of Common Stock outstanding, each of which was entitled to one vote. The matters presented for a vote and the related results are as follows:

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 was the re-election of nominees to serve as Class I directors of the Company for a term of three years expiring on the date of the 2015 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-vote
Melvin C. Payne	9,811,372	164,158	5,339,277
Richard W. Scott	9,828,802	146,728	5,339,277

Pursuant to the foregoing votes, the director nominees were duly elected.

PROPOSAL 2 – APPROVE OUR SECOND AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

Proposal 2 was the approval of the our Second Amended and Restated 2006 Long-Term Incentive Plan to increase the number of shares of Common Stock available thereunder from 2,850,000 to 5,000,000 and to effect certain other changes. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,123,513	2,795,018	56,998	5,339,277

Pursuant to the foregoing votes, the Second Amended and Restated 2006 Long-Term Incentive Plan was approved.

PROPOSAL 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 3 was the approval of the named executive officer compensation. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,601,659	319,116	54,754	5,339,277

Pursuant to the foregoing votes, the named executive officer compensation was approved on an advisory basis.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 was the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,105,635	134,318	74,854	—

Pursuant to the foregoing votes, the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 24, 2012	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Accounting Officer